Exhibit 99.1

BEACON REPORTS THIRD QUARTER 2021 RESULTS

•	Record quarterly net sales, generated by favorable residential demand, strong pricing execution, and improving non‑residential backdrop
•	Significant gross margin expansion through focused pricing implementation, combined with timing benefit and cost-effective procurement
•	Operating expense leverage demonstrates execution on efficiency initiatives; continued impact of COVID-19 on certain expense categories
•	Record net income and Adjusted EBITDA performance, yielding mid-single digit net income margins and double digit Adjusted EBITDA margins
•	Improving inventory position, renewed balance sheet strength, and expected cash generation provide foundation to invest in growth

HERNDON, VA.—(BUSINESS WIRE)—August 5, 2021—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its third quarter and nine-month period ended June 30, 2021.

“I am extremely proud of the Beacon team, which delivered record-setting performance in the third quarter,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Solid demand for our products, combined with strong price performance, drove record quarterly sales and enhanced gross margins. I am especially pleased with the progress we are making on our strategic initiatives that are focused on top line growth and operational improvement, which led to the highest Adjusted EBITDA in our history. In the last two quarters, we have restored financial flexibility to our balance sheet, added seasoned leadership to our executive team and focused our business on our core exterior products – all of which, combined with our expanded ESG initiative, underpin our ability to sustainably generate high quality returns for our stakeholders. I am excited about our progress towards achieving our full potential as we help our customers build more.”

Third Quarter and Year-to-Date Financial Highlights

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
(Unaudited; $ in millions, except per share amounts)
Net sales	$1,872.1	$1,549.3	$4,766.6	$4,161.7
Gross profit	$517.4	$368.7	$1,249.9	$979.2
Gross margin %	27.6%	23.8%	26.2%	23.5%

Operating expense	$336.6	$293.5	$951.2	$1,060.6
% of net sales	18.0%	18.9%	20.0%	25.5%
Adjusted Operating Expense[1]	$308.5	$256.5	$862.6	$815.7
% of net sales[1]	16.5%	16.6%	18.1%	19.6%

Net income (loss) from continuing operations	$79.8	$(4.1)	$116.7	$(149.5)
% of net sales	4.3%	(0.2%)	2.4%	(3.6%)
Adjusted Net Income (Loss)[1]	$139.9	$59.3	$233.1	$55.1
% of net sales[1]	7.5%	3.8%	4.9%	1.3%
Adjusted EBITDA[1]	$229.5	$130.6	$446.7	$229.5
% of net sales[1]	12.3%	8.4%	9.4%	5.5%

Net income (loss) from continuing operations per share — diluted ("EPS")	$0.91	$(0.14)	$1.40	$(2.43)

___________________________

[1]

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Third Quarter

Net sales increased 20.8% compared to the prior year to $1.87 billion, a quarterly record for net sales from continuing operations.

Third quarter sales increased across all three product categories, driven by higher demand, particularly within complementary and non-residential roofing products categories, as well as the successful implementation of price increases.

Residential roofing product sales increased 18.0%, complementary product sales increased 35.1%, and non-residential roofing product sales increased 16.3% compared to the prior year. The third quarter of fiscal 2021 and 2020 each had 64 business days.

Gross margin improved from 23.8% in the prior year to 27.6%, primarily reflecting pricing execution that drove price-cost improvement. Operating expense increased in the third quarter, mainly influenced by higher net sales volume, as well as higher payroll and benefits expense, which increased due to the expiration of temporary cost actions taken in response to the COVID-19 pandemic and higher incentive compensation. Selling expenses, driven primarily by increased fleet costs, also contributed to the comparative increase. Adjusted Operating Expense was also comparatively higher in the current period due to the same factors. Both operating expense and Adjusted Operating Expense decreased as a percent of sales, reflecting the positive impact from net sales growth, productivity initiatives and cost management.

Net income (loss) from continuing operations was $79.8 million, compared to $(4.1) million in 2020. Adjusted EBITDA was $229.5 million, compared to $130.6 million in 2020. EPS was $0.91, compared to $(0.14) in 2020. Comparative improvements in third quarter results were driven by higher sales and gross margins, as well as a net $32.8 million tax provision in the prior year quarter stemming from the revaluation of deferred tax assets and liabilities made in conjunction with to the Company’s application of the CARES Act.

Year-to-Date

Net sales increased 14.5% compared to the prior year, despite one fewer business day. Residential roofing product sales increased 19.2%, complementary product sales increased 18.0%, and non-residential roofing product sales increased 3.5% compared to the prior year. The first nine months of fiscal 2021 and 2020 had 189 and 190 business days, respectively.

Gross margin improved from 23.5% in the prior year to 26.2%. Operating expense decreased compared to the prior year, primarily due to the write-off of certain trade names in connection with the Company’s rebranding efforts in the prior period, as well as productivity efforts and effective cost control. The decrease was offset by the influence of higher net sales volume, as well as higher payroll and benefits expense, which increased due to higher incentive compensation and the expiration of temporary cost actions taken in response to the COVID-19 pandemic. Adjusted Operating Expense was comparatively higher in the current period, primarily due to the same factors. Both operating expense and Adjusted Operating Expense decreased as a percent of sales, reflecting the positive impact of net sales growth, productivity initiatives and cost management.

Net income (loss) from continuing operations was $116.7 million, compared to $(149.5) million in 2020. Adjusted EBITDA was $446.7 million, compared to $229.5 million in 2020. EPS was $1.40, compared to $(2.43) in 2020.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Earnings Call

The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results. Details for the earnings release event are as follows:

What:Beacon Third Quarter 2021 Earnings Call

When:Thursday, August 5, 2021

Time:5:00 p.m. ET

Access:Register for the conference call or webcast by visiting:

Beacon Investor Relations – Events & Presentations

Upon registration, participants will receive an email containing event details and unique access codes. To ensure timely access, participants should register for the earnings call at least 10 minutes before the 5:00 p.m. ET start time. An archived copy of the webcast will be available on the Events & Presentations page shortly after the call.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 400 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 90,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi	Jennifer Lewis
Head of Investor Relations	VP, Communications and Corporate Social Responsibility
Binit.Sanghvi@becn.com	Jennifer.Lewis@becn.com
972-369-8005	571-752-1048

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2021	% of Net Sales	2020	% of Net Sales	2021	% of Net Sales	2020	% of Net Sales
Net sales	$1,872.1	100.0%	$1,549.3	100.0%	$4,766.6	100.0%	$4,161.7	100.0%
Cost of products sold	1,354.7	72.4%	1,180.6	76.2%	3,516.7	73.8%	3,182.5	76.5%
Gross profit	517.4	27.6%	368.7	23.8%	1,249.9	26.2%	979.2	23.5%
Operating expense:
Selling, general and administrative	296.3	15.8%	248.5	16.0%	829.3	17.4%	784.5	18.9%
Depreciation	15.1	0.9%	14.1	0.9%	43.6	1.0%	44.4	1.0%
Amortization	25.2	1.3%	30.9	2.0%	78.3	1.6%	231.7	5.6%
Total operating expense	336.6	18.0%	293.5	18.9%	951.2	20.0%	1,060.6	25.5%
Income (loss) from operations	180.8	9.6%	75.2	4.9%	298.7	6.2%	(81.4)	(2.0%)
Interest expense, financing costs, and other	23.2	1.2%	35.2	2.3%	81.8	1.7%	97.3	2.3%
Loss on debt extinguishment	50.7	2.7%	—	0.0%	60.2	1.2%	14.7	0.3%
Income (loss) from continuing operations before income taxes	106.9	5.7%	40.0	2.6%	156.7	3.3%	(193.4)	(4.6%)
Provision for (benefit from) income taxes	27.1	1.4%	44.1	2.8%	40.0	0.9%	(43.9)	(1.0%)
Net income (loss) from continuing operations	79.8	4.3%	(4.1)	(0.2%)	116.7	2.4%	(149.5)	(3.6%)
Net income (loss) from discontinued operations[1]	(3.3)	(0.2%)	(2.6)	(0.2%)	(267.0)	(5.6%)	(3.3)	(0.1%)
Net income (loss)	76.5	4.1%	(6.7)	(0.4%)	(150.3)	(3.2%)	(152.8)	(3.7%)
Dividends on Preferred Stock	6.0	0.3%	6.0	0.4%	18.0	0.3%	18.0	0.4%
Net income (loss) attributable to common stockholders	$70.5	3.8%	$(12.7)	(0.8%)	$(168.3)	(3.5%)	$(170.8)	(4.1%)

Weighted-average common stock outstanding:
Basic	69.9		68.8		69.6		68.8
Diluted	71.3		68.8		70.7		68.8

Net income (loss) per share:
Basic - Continuing operations	$0.93		$(0.14)		$1.42		$(2.43)
Basic - Discontinued operations	(0.04)		(0.04)		(3.84)		(0.05)
Basic net income (loss) per share	$0.89		$(0.18)		$(2.42)		$(2.48)

Diluted - Continuing operations	$0.91		$(0.14)		$1.40		$(2.43)
Diluted - Discontinued operations	(0.04)		(0.04)		(3.78)		(0.05)
Diluted net income (loss) per share	$0.87		$(0.18)		$(2.38)		$(2.48)

________________________

[1]

On February 10, 2021, the Company completed the sale of its interior products and insulation businesses (“Interior Products”) to Foundation Building Materials Holding Company LLC (“FBM”). Unless otherwise noted, the Company has reflected Interior Products as discontinued operations for all periods presented.

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; in millions)

	June 30,	September 30,	June 30,
	2021	2020	2020
Assets
Current assets:
Cash and cash equivalents	$188.9	$624.6	$1,018.4
Accounts receivable, net	965.1	885.2	858.8
Inventories, net	1,170.7	871.4	874.2
Prepaid expenses and other current assets	354.8	351.8	282.8
Current assets held for sale	—	243.8	231.5
Total current assets	2,679.5	2,976.8	3,265.7
Property and equipment, net	223.8	207.8	199.0
Goodwill	1,761.7	1,756.1	1,755.5
Intangibles, net	439.8	518.0	548.2
Operating lease assets	395.8	376.2	379.9
Deferred income taxes, net	89.2	—	—
Other assets, net	9.5	2.1	—
Non-current assets held for sale	—	1,120.5	1,131.6
Total assets	$5,599.3	$6,957.5	$7,279.9

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$877.7	$885.8	$731.7
Accrued expenses	645.0	509.7	497.1
Current operating lease liabilities	87.8	84.0	83.3
Current portions of long-term debt/obligations	10.4	12.3	12.9
Current liabilities held for sale	—	139.4	126.4
Total current liabilities	1,620.9	1,631.2	1,451.4
Borrowings under revolving lines of credit, net	—	251.1	848.7
Long-term debt, net	1,616.1	2,494.2	2,494.5
Deferred income taxes, net	—	71.8	50.7
Non-current operating lease liabilities	308.7	290.5	294.0
Long-term obligations under equipment financing, net	—	—	0.4
Other long-term liabilities	16.0	5.2	0.1
Non-current liabilities held for sale	—	53.4	54.2
Total liabilities	3,561.7	4,797.4	5,194.0

Convertible Preferred Stock	399.2	399.2	399.2

Stockholders' equity:
Common stock	0.7	0.7	0.7
Undesignated preferred stock	—	—	—
Additional paid-in capital	1,138.5	1,100.6	1,095.1
Retained earnings	521.7	694.3	628.4
Accumulated other comprehensive income (loss)	(22.5)	(34.7)	(37.5)
Total stockholders' equity	1,638.4	1,760.9	1,686.7
Total liabilities and stockholders' equity	$5,599.3	$6,957.5	$7,279.9

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows1

(Unaudited; in millions)

	Nine Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$(150.3)	$(152.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	134.9	330.5
Stock-based compensation	17.6	13.3
Certain interest expense and other financing costs	7.5	8.6
Loss on debt extinguishment	60.2	14.7
Gain on sale of fixed assets and other	(2.7)	(2.0)
Deferred income taxes	(163.9)	(41.2)
Loss on sale of Interior Products	362.0	—
338(h)(10) election refund	—	(5.3)
Changes in operating assets and liabilities:
Accounts receivable	(67.0)	113.3
Inventories	(310.1)	65.8
Prepaid expenses and other current assets	(1.3)	4.8
Accounts payable and accrued expenses[2]	91.3	(102.5)
Other assets and liabilities	1.4	3.2
Net cash provided by (used in) operating activities	(20.4)	250.4

Investing Activities
Purchases of property and equipment	(47.4)	(31.4)
Acquisition of businesses, net	—	5.3
Proceeds from sale of Interior Products	837.4	—
Proceeds from the sale of assets	3.1	2.4
Net cash provided by (used in) investing activities	793.1	(23.7)

Financing Activities
Borrowings under revolving lines of credit	252.3	2,037.2
Payments under revolving lines of credit	(509.3)	(1,271.2)
Borrowings under term loan	1,000.0	—
Payments under term loan	(945.8)	(7.3)
Borrowings under senior notes	350.0	300.0
Payment under senior notes	(1,300.0)	(309.6)
Payment of debt issuance costs	(20.3)	(3.9)
Payment of call premium	(31.7)	—
Payments under equipment financing facilities and finance leases	(4.9)	(6.4)
Payment of dividends on Preferred Stock	(18.0)	(18.0)
Proceeds from issuance of common stock related to equity awards	24.8	1.6
Payment of taxes related to net share settlement of equity awards	(4.5)	(2.8)
Net cash provided by (used in) financing activities	(1,207.4)	719.6

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(0.2)

Net increase (decrease) in cash and cash equivalents	(435.7)	946.1
Cash and cash equivalents, beginning of period	624.6	72.3
Cash and cash equivalents, end of period	$188.9	$1,018.4

Supplemental Cash Flow Information
Operating cash flows provided by (used in) discontinued operations	$(28.2)	$84.3
Investing cash flows provided by (used in) discontinued operations	$(2.5)	$(6.9)
Cash paid during the period for:
Interest	$105.7	$116.2
Income taxes paid (received), net of refunds[3]	$54.6	$(0.4)
Supplemental disclosure of non-cash investing and financing activities
Finance lease liabilities arising from obtaining right-of-use assets	$19.5	$4.1

____________________

[1]	Unless otherwise noted, amounts include both continuing and discontinued operations.
[2]	Nine months ended June 30, 2021 amount includes $48.1 million of cash collected on behalf of, and due to, FBM as part of an ongoing transaction services agreement.
[3]	Nine months ended June 30, 2021 amount includes $46.6 million related to the Interior Products divestiture.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; in millions)

Sales by Product Line
	Three Months Ended June 30,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$981.6	52.4%	$832.1	53.7%	$149.5	18.0%
Non-residential roofing products	486.7	26.0%	418.4	27.0%	68.3	16.3%
Complementary building products	403.8	21.6%	298.8	19.3%	105.0	35.1%
	$1,872.1	100.0%	$1,549.3	100.0%	$322.8	20.8%

Sales by Business Day[1,2]
	Three Months Ended June 30,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$15.4	52.4%	$13.0	53.7%	$2.4	18.0%
Non-residential roofing products	7.6	26.0%	6.5	27.0%	1.1	16.3%
Complementary building products	6.3	21.6%	4.7	19.3%	1.6	35.1%
	$29.3	100.0%	$24.2	100.0%	$5.1	20.8%

__________________________________________________

[1]	The third quarter of fiscal years 2021 and 2020 each had 64 business days.
[2]	Dollar and percentage changes may not recalculate due to rounding.

Sales by Product Line
	Nine Months Ended June 30,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,521.3	52.9%	$2,114.6	50.8%	$406.7	19.2%
Non-residential roofing products	1,214.9	25.5%	1,174.0	28.2%	40.9	3.5%
Complementary building products	1,030.4	21.6%	873.1	21.0%	157.3	18.0%
	$4,766.6	100.0%	$4,161.7	100.0%	$604.9	14.5%

Sales by Business Day[1,2]
	Nine Months Ended June 30,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$13.3	52.9%	$11.1	50.8%	$2.2	19.9%
Non-residential roofing products	6.4	25.5%	6.2	28.2%	0.2	4.0%
Complementary building products	5.5	21.6%	4.6	21.0%	0.9	18.6%
	$25.2	100.0%	$21.9	100.0%	$3.3	15.1%

__________________________________________________

[1]	Fiscal years 2021 and 2020 had 189 and 190 business days, respectively.
[2]	Dollar and percentage changes may not recalculate due to rounding.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures

(Unaudited; in millions)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we prepare certain financial measures that are not calculated in accordance with GAAP, specifically:

•	Adjusted Operating Expense. We define Adjusted Operating Expense as operating expense, excluding the impact of the adjusting items (as described below).
•	Adjusted Net Income (Loss). We define Adjusted Net Income (Loss) as net income (loss) from continuing operations, excluding the impact of the adjusting items (as described below).
•

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and the adjusting items (as described below).

We use these supplemental non-GAAP measures to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute our non-GAAP financial measures consistently using the same methods each period.

We believe these non-GAAP measures are useful measures because they permit investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe that these non-GAAP measures are useful to investors when evaluating our business, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. These non-GAAP measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusting Items to Non-GAAP Financial Measures

The impact of the following expense (income) items is excluded from each of our non-GAAP measures (the “adjusting items”):

•

Acquisition costs. Represent certain costs related to historical acquisitions, including: amortization of intangible assets; professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; and amortization of debt issuance costs.

•

Restructuring costs. Represent costs stemming from headcount rationalization efforts and certain rebranding costs; impact of the Interior Products divestiture; accrued estimated costs related to employee benefit plan withdrawals; and amortization of debt issuance costs and loss on debt extinguishment.

•

COVID-19 impacts. Represent costs directly related to the COVID-19 pandemic; and income tax provision (benefit) stemming from the revaluation of deferred tax assets and liabilities made in conjunction with our application of the CARES Act.

The following table presents the impact and respective location of the adjusting items on our consolidated statements of operations for each of the periods indicated:

	Operating Expense		Non-Operating Expense
	SG&A1	Amortization	Interest Expense	Other (Income) Expense	Income Taxes[2]	Total
Three Months Ended June 30, 2021
Acquisition costs	$0.8	$25.2	$1.2	$—	$—	$27.2
Restructuring costs[3]	1.7	—	0.7	50.8	—	53.2
COVID-19 impacts	0.4	—	—	—	—	0.4
Total adjusting items	$2.9	$25.2	$1.9	$50.8	$—	$80.8
Three Months Ended June 30, 2020
Acquisition costs	$1.6	$31.0	$2.0	$—	$—	$34.6
Restructuring costs	1.0	—	0.9	0.9	—	2.8
COVID-19 impacts[4]	3.4	—	—	—	32.8	36.2
Total adjusting items	$6.0	$31.0	$2.9	$0.9	$32.8	$73.6

Nine Months Ended June 30, 2021
Acquisition costs	$2.5	$76.0	$5.1	$—	$—	$83.6
Restructuring costs[3]	6.6	2.3	2.4	60.3	—	71.6
COVID-19 impacts	1.2	—	—	—	—	1.2
Total adjusting items	$10.3	$78.3	$7.5	$60.3	$—	$156.4
Nine Months Ended June 30, 2020
Acquisition costs[5]	$7.9	$89.1	$6.0	$(5.3)	$—	$97.7
Restructuring costs[6]	1.9	142.6	2.6	20.7	—	167.8
COVID-19 impacts[4]	3.4	—	—	—	(0.5)	2.9
Total adjusting items	$13.2	$231.7	$8.6	$15.4	$(0.5)	$268.4

______________________________

[1]	Selling, general and administrative expense (“SG&A”).
[2]	For tax impact of adjusting items, see Adjusted Net Income (Loss) table below.
[3]

Other (income) expense for the three and nine months ended June 30, 2021 include a loss on debt extinguishment of $50.7 million and $60.2 million, respectively, in connection with the write-off of debt issuance costs and payment of redemption premiums stemming from our refinancing transactions.

[4]

Income taxes for the three and nine months ended June 30, 2020 consist of a tax provision (benefit) of $32.8 million and $(0.5) million, respectively, stemming from the revaluation of deferred tax assets and liabilities made in conjunction with our application of the CARES Act.

[5]

Other (income) expense for the nine months ended June 30, 2020 consists of a net $5.3 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the acquisition of Allied Building Products Corp. on January 2, 2018.

[6]

Amortization for the nine months ended June 30, 2020 includes the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with our rebranding efforts. Other (income) expense for the nine months ended June 30, 2020 includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted Operating Expense

The following table presents a reconciliation of operating expense, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Operating Expense for each of the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Operating expense	$336.6	$293.5	$951.2	$1,060.6
Acquisition costs	(26.0)	(32.6)	(78.5)	(97.0)
Restructuring costs	(1.7)	(1.0)	(8.9)	(144.5)
COVID-19 impacts	(0.4)	(3.4)	(1.2)	(3.4)
Adjusted Operating Expense	$308.5	$256.5	$862.6	$815.7

Net sales	$1,872.1	$1,549.3	$4,766.6	$4,161.7
Operating expense as % of sales	18.0%	18.9%	20.0%	25.5%
Adjusted Operating Expense as % of sales	16.5%	16.6%	18.1%	19.6%

Adjusted Net Income (Loss)

The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Net Income (Loss) for each of the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$79.8	$(4.1)	$116.7	$(149.5)
Adjusting items:
Acquisition costs	27.2	34.6	83.6	97.7
Restructuring costs	53.2	2.8	71.6	167.8
COVID-19 impacts	0.4	36.2	1.2	2.9
Total adjusting items	80.8	73.6	156.4	268.4
Less: tax impact of adjusting items[1]	(20.7)	(10.2)	(40.0)	(63.8)
Total adjustments, net of tax	60.1	63.4	116.4	204.6
Adjusted Net Income (Loss)	$139.9	$59.3	$233.1	$55.1

Net sales	$1,872.1	$1,549.3	$4,766.6	$4,161.7
Net income (loss) as % of sales	4.3%	(0.2%)	2.4%	(3.6%)
Adjusted Net Income (Loss) as % of sales	7.5%	3.8%	4.9%	1.3%

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[1]

Amounts represent tax impact on adjusting items that are not included in our income tax provision (benefit) for the periods presented. The effective tax rate applied to these adjusting items is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjusting items for the three months ended June 30, 2021 and 2020 were calculated using a blended effective tax rate of 25.6% and 13.9%, respectively. The tax impact of adjusting items for the nine months ended June 30, 2021 and 2020 were calculated using an effective tax rate of 25.6% and 23.8%, respectively.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted EBITDA

The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$79.8	$(4.1)	$116.7	$(149.5)
Interest expense, net	23.2	35.4	84.1	105.8
Income taxes	27.1	44.1	40.0	(43.9)
Depreciation and amortization	40.3	45.0	121.9	276.1
Stock-based compensation	5.4	3.3	13.4	12.4
Acquisition costs[1]	0.8	1.6	2.5	2.6
Restructuring costs[1]	52.5	1.9	66.9	22.6
COVID-19 impacts[1]	0.4	3.4	1.2	3.4
Adjusted EBITDA	$229.5	$130.6	$446.7	$229.5

Net sales	$1,872.1	$1,549.3	$4,766.6	$4,161.7
Net income (loss) as % of sales	4.3%	(0.2%)	2.4%	(3.6%)
Adjusted EBITDA as % of sales	12.3%	8.4%	9.4%	5.5%

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[1]	Amounts represent adjusting items included in SG&A and other income (expense); remaining adjusting item balances are embedded within the other line item balances reported in the table.